UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2011

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO		80921
(Address of principal executive offices)		(Zip Code)

Delaware	0-17739	84-0962308
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 28, 2011, Ramtron International Corporation (“Ramtron” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC, the sole book-running manager, and Craig-Hallum Capital Group LLC, the co-manager (collectively referred to herein as the “Underwriters”), relating to the public offering, issuance and sale of 4,750,000 shares of Ramtron’s common stock, par value $0.01 per share. The price to the public in this offering is $2.00 per share. The net proceeds to the Company from this offering are expected to be approximately $8.48 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of the 30-day over-allotment option, which the Company has granted the Underwriters under the terms of the Underwriting Agreement to purchase up to an additional 712,500 shares of common stock to cover over-allotments, if any. The offering is expected to close on or about August 2, 2011, subject to customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-173937) previously filed with and declared effective by the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference, and the description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Jones Day relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Item 8.01 Other Events

On July 28, 2011, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K. The press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to the Company’s issuance of securities, the amount of proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Underwriters fulfilling their obligations to purchase the securities and the Company’s ability to satisfy its conditions to close the offering. Risk factors that may cause actual results to differ are discussed in the Company’s Securities and Exchange Commission filings. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 28, 2011

5.1	Opinion of Jones Day

23.1	Jones Day (included in Exhibit 5.1)

99.1	Press Release dated July 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

Dated: July 28, 2011	By:	/s/ Mark R. Kent
		Name:	Mark R. Kent
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 28, 2011

5.1	Opinion of Jones Day

23.1	Jones Day (included in Exhibit 5.1)

99.1	Press Release dated July 28, 2011